                                                                   Exhibit 3(ii)


                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                               DIME BANCORP, INC.
                            (a Delaware corporation)
                             ----------------------


                                    ARTICLE I

                                     OFFICES

            SECTION 1. Registered office. The registered office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle or such other place within the State of Delaware as may be designated in the Certificate of Incorporation.

            SECTION 2. Additional offices. The Company may also have offices and places of business at such other places, within and outside the State of Delaware, as the Board of Directors ("Board") may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. Place of meetings. All annual and special meetings of stockholders shall be held at such place, within or outside the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting.

            SECTION 2. Annual meetings. All regular meetings of the stockholders of the Company for the election of Directors or for any other purpose shall be held annually (i) on the fourth Friday in April if not a legal holiday (and if a legal holiday, then on the first day following that is not a legal holiday) at 10:00 a.m.; or (ii) at such other date and time as the Board may determine.

            SECTION 3. Special meetings. Special meetings of the stockholders of the Company for any purpose or purposes may be called by the Chairman of the Board of Directors (or, if there is no such Chairman, by the Chief Executive Officer of the Company) or by the Secretary of the Company at the written request of a majority of the Directors then in office.

            SECTION 4. Conduct of meetings. The Chief Executive Officer of the Company or, in his or her absence, the President of the Company or, in his or her absence, such person as the Board may have designated shall call to order any meeting of the stockholders and act as chairman of the meeting. Subject to Sections 13 and 14 of this Article II, annual and special meetings of the stockholders shall be conducted in


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accordance with practices and procedures as determined by the chairman of the meeting.

            SECTION 5. Notice of meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President or the Secretary, or the Directors calling the meeting, to each stockholder entitled to vote at such meeting or entitled to notice of such meeting, except as otherwise provided herein, in the Certificate of Incorporation, in a certificate of designation with respect to any series of preferred stock or by law. If mailed, such notice shall be deemed to be delivered when deposited in the mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this
Article II. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more or if a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

            SECTION 6. Fixing of record date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or in order to make a determination of stockholders for any other purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to, the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall also apply to any adjournment of such meeting unless the Board, at its discretion, fixes a new record date for the adjourned meeting.

            SECTION 7. Voting lists.

            (a) At least 10 days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address and the number of shares held by each. This list of stockholders shall be open to inspection by any stockholder, for any lawful purpose germane to such meeting, at any time during usual business hours for a period of 10 days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting.


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      The original stock transfer book shall constitute prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

            (b) The Company may require any stockholder making a request for inspection of the list of stockholders entitled to vote at a meeting to provide a written representation as to the purpose for such request in order that the Company may determine whether such purpose is lawful and germane to such meeting. Such written representation shall also state that the list of stockholders shall not be used for any purpose other than the purpose set forth therein.

            (c) No stockholder who inspects the Company's list of stockholders pursuant to this Section 7 or otherwise shall have the right to make copies or prepare extracts of such list (unless and only to the extent that the Company is required by applicable law to allow the making of such copies or the preparation of such extracts).

            SECTION 8. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

            SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy in accordance with Section 212 of the Delaware General Corporation Law.

            SECTION 10. Voting. The vote upon any question brought before a meeting of the stockholders may be a voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall otherwise determine. When a quorum is present at any meeting, the vote of the holders of a majority of the stock that has voting power present in person or represented by proxy (for this purpose, shares abstaining and "broker non-votes" shall be deemed to be present at such meeting) shall decide any question properly brought before such meeting, unless the question is the election of directors or one upon which, under applicable law, the Certificate of Incorporation, a certificate of designation of any series of preferred stock or these By-laws a different vote (including the manner of calculating such vote) is required, in which case such provision shall govern and control the decision of such question.

            SECTION 11. Voting of shares in the name of two or more persons. When share ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary from all of such owners, at any meeting of the stockholders of the Company any one or more of such stockholders may cast, in


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person or by proxy, all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

            SECTION 12.  Voting of shares by certain holders.

            (a) Shares standing in the name of a corporation may be voted by any officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver without the transfer of such shares into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

            (b) Treasury shares of the Company's stock held by the Company shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

            SECTION 13.  Nominations.

            (a) No nominations for Directors except those made by the Board shall be voted upon at the annual meeting other than nominations made by any stockholder entitled to vote in the election of Directors who gives written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company:

            (1) with respect to an election to be held at an annual meeting of stockholders, not less than 60 days nor more than 90 days in advance of the anniversary of the date of the notice of meeting mailed to stockholders in connection with the previous year's annual meeting of stockholders; and

            (2) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not later than the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders.

            (b) Each such notice of a stockholder's intent to make such nomination or nominations shall set forth:


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            (1)   the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated;

            (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and a statement of the number of shares owned by such stockholder, beneficially and of record;

            (3) a description of any arrangement or understanding (written or verbal, express or implied) (i) between such stockholder and each nominee, (ii) between such stockholder and any other person or persons (such notice to include the names of such other person or persons) and (iii) to the extent known by such stockholder, between each nominee and any other person or persons (such notice to include the names of such other person or persons), pursuant to which the nomination or nominations is or are to be made by the stockholder or relating to such nomination (for purposes of this Section 13 the term "stockholder" shall be deemed to include any person on whose behalf the stockholder is acting);

            (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the board of Directors;

            (5) the written consent of each nominee to serve as a Director of the Company if elected; and

            (6) the written certification of each nominee (with other documents or information supporting such certification) that the nominee is qualified to be a Director of the Company pursuant to the qualification requirements of Article III,
                  Section 12 of these Bylaws.

The presiding officer of any meeting of the stockholders may refuse to acknowledge the nomination of any person if not made in compliance with these Bylaws. Ballots bearing the names of all the persons so nominated by the Board and by stockholders shall be provided for use at the annual meeting.

            (c) No stockholder nomination for director shall be acknowledged at a meeting of stockholders unless the stockholder who gave written notice of his or her intent to make such nomination is present in person or by proxy at such meeting and makes the nomination.


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            SECTION 14.  New business.

            (a) The Board or any stockholder may make a proposal to be acted upon at an annual meeting of stockholders, provided that any such proposal by a stockholder is made in writing and delivered either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary of the date of the notice of meeting mailed to stockholders in connection with the previous year's annual meeting of stockholders.

            Each such stockholder proposal must set forth:

            (1)   the name and address of the stockholder making the proposal;

            (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to move such proposal;

            (3)   a brief description of the proposal to be made; and

            (4) a description of any material interest (other than proportionally as a stockholder) of such stockholder in such proposal.

            (b) Any such proposal may be deemed out of order and need not be discussed, considered, acted or voted upon or laid over for action at any meeting of stockholders if the Chief Executive Officer (or such other officer of the Company who shall preside at the relevant meeting of stockholders) determines that such proposal was not delivered in compliance with these Bylaws or that such proposal deals or relates to:

            (1) any action or matter that, if taken or effectuated by the Company, would be in violation of, or contrary to, any applicable law or regulation or would result in a breach or violation by the Company of any contractual obligation;

            (2) any action or matter that is impossible or beyond the Company's power to take or effectuate;

            (3) any action or matter that is not a proper subject for action by the stockholders of the Company;

            (4) any action or matter involving or relating to the conduct of the ordinary business of the Company;

            (5) any action or matter that is substantially duplicative of, or counter to, any business or proposal that is to be considered at such meeting of stockholders;


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            (6)   any action or matter that has been rendered moot; or

            (7) the redress of a personal claim or grievance against the Company or any other person or entity, or any action or matter that is designated to result in a benefit to the stockholder or to further a personal interest, which benefit or interest is not shared with the other stockholders of the Company at large.

            (c) No more than two proposals from any stockholder or group of stockholders acting as such may be discussed, considered, acted or voted upon or laid over for action at any annual or other meeting of stockholders.

            (d) No proposal from a stockholder shall be discussed, considered, acted or voted upon or laid over for action at an annual or other meeting of stockholders unless such stockholder is present in person or by proxy at such annual or other meeting of stockholders.

            (e) Proposals to be acted upon at a special meeting of the stockholders may only be made by the Board or by the person calling such meeting pursuant to Section 3 of this Article II.


                                   ARTICLE III

                               BOARD OF DIRECTORS

            SECTION 1. General powers. The business and affairs of the Company shall be under the direction of its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders. The Board shall annually elect a Chairman of the Board (who shall not be an officer of the Company, unless the Board determines otherwise) and a Chief Executive Officer and a President (each of whom shall be officers of the Company) from among its members. The Board shall designate the Chairman of the Board and, in his or her absence, the Chief Executive Officer and, in his or her absence, the President to preside at its meetings in such manner as shall be determined by the Board. Any number of such positions may be held by the same person.

            SECTION 2.  Number and term.

            (a) The Board of Directors shall consist of not less than seven nor more than 24 members, such number of Directors to be determined from time to time by resolution adopted by a vote of a majority of the Directors then in office.

            (b) Except as may be otherwise provided in the Certificate of Incorporation or a certificate of designation with respect to any series of preferred stock, the Board shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years


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      and until their successors are elected and qualified. One class shall be elected by ballot at each annual meeting of the stockholders.

            (c) Anything to the contrary in these Bylaws or any resolution adopted by the Board of Directors regarding the age to which Directors may serve notwithstanding, a Director who was or became a Director upon the merger of Anchor Bancorp, Inc. with the Company (or a subsidiary thereof) shall be eligible to serve as a Director until the annual meeting of stockholders next to occur after his or her 75th birthday (or any subsequent birthday specified in the Certificate of Incorporation, these Bylaws or such a resolution).

            SECTION 3. Regular meetings. Regular meetings of the Board of Directors may be held at such times and places as the Board shall from time to time determine and no further notice shall be required to be given. By action of the Board at any meeting, or with the written consent of the majority of the Directors at the time in office, any regular meeting may be omitted.

            SECTION 4. Special meetings. Special meetings may be called by the Chief Executive Officer or the President on at least 24 hours' notice to each Director, either personally or by facsimile telecommunication, mail or other appropriate means. Special meetings shall be called by the Chief Executive Officer, the President or the Secretary in like manner and on like notice within 20 days after receipt of the written request of one-third of the Directors then in office.

            Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

            The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board.

            SECTION 5.  Quorum.

            (a) A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the manner prescribed by Section 4 of this Article III.

            (b) Members of the Board or of any committee may participate in any meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other.


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            SECTION 6.  Manner of acting.

            (a) The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is prescribed by law, the Certificate of Incorporation or these Bylaws.

            (b) In taking action, including, without limitation, action which may involve or relate to a change or potential change in the control of the Company or its subsidiaries, a Director shall be entitled to consider, without limitation, (i) both the long-term and the short-term interests of the Company and its stockholders and (ii) the effects that the Company's actions may have in the short-term or in the long-term upon any of the following:

            (1) the prospects for potential growth, development, productivity and profitability of the Company and its subsidiaries;

            (2)   the Company's current employees;

            (3) the Company's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Company;

            (4)   the Company's customers and creditors; and

            (5) the ability of the Company to provide, as a going concern, products, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

Nothing in this paragraph shall create any duties owed by any Director to any person or entity to consider or afford any particular weight to any of the foregoing or abrogate any duty of the Directors, whether statutory or recognized by common law or court decisions.

            SECTION 7. Action without a meeting. Any action required or permitted to be taken by the Board or any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or of such committee.

            SECTION 8. Resignation. Any Director may resign from the Board or any committee at any time by sending a written notice of such resignation to the Company addressed to the Chairman of the Board, the Chief Executive Officer or the President. Unless otherwise specified, such resignations shall take effect upon receipt.

            SECTION 9. Vacancies. Any vacancy occurring on the Board or any newly created position on the Board resulting from an increase in the number of Directors pursuant to Section 2 of this Article III shall be filled (a) by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or (b) by the sole remaining Director if there is only one such Director, or (c) in the event (and only in


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the event) of the failure of the directors or sole remaining Director so to act, by the stockholders at the next annual meeting of stockholders. Each Director so chosen shall hold office for the remainder of the full term expiring at the annual meeting of stockholders at which the term expires of the class of Directors to which he or she has been elected and until such Director's successor has been elected and has qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the three classes of Directors so as to make all classes as nearly equal in number as possible. Subject to the preceding sentence, the increase or decrease may be allocated to any class or classes the majority of the Directors then in office selects in its discretion. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            SECTION 10. Compensation. Directors, as such, may receive a stated salary for their services and/or a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board or any standing or special committee. No such salary or payment shall preclude any Director from serving the Company in any other capacity and receiving compensation for his or her services.

            SECTION 11.  Removal of Directors.

            (a) At an annual meeting of stockholders or a special meeting of stockholders called expressly for that purpose, any Director may be removed for cause by a vote of the holders of 66 2/3 percent of the shares then entitled to vote at an election of Directors. Cause for removal shall be deemed to exist only if the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such Director's duty to the Company and such adjudication is no longer subject to direct appeal.

            (b) The Board, by resolution adopted by a vote of a majority of the Directors then in office, may remove any Director who has been removed by the appropriate federal banking agency.

            SECTION 12. Qualifications of Directors. No person shall be qualified to be elected or appointed or to continue to serve as a Director of the Company if:

            (a) he or she (1) is a director (including advisory or honorary director), senior executive officer or branch manager of, or (2) has an obligation, in the form of an agreement (express or implied) to act, with respect to management responsibilities, on behalf of, a Competing Institution;

            (b) his or her service, taking into consideration the other Directors to serve concurrently with him or her, would cause any depository institution subsidiary of the Company to become potentially liable, pursuant to Section 5(e) of the Federal Deposit Insurance Act, with


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      respect to deposits ("cross-guaranty liability") of any depository institution that is not a subsidiary of the Company (the "cross-guaranty institution"), provided that if such person, together with the other actual or potential Directors who create such potential cross-guaranty liability, represent a majority of the Directors of the Company, this provision shall not apply if prior to the date that such persons would be up for election at a stockholder meeting or would otherwise be appointed, the holding company for the cross-guaranty institution has

            (1) (A) filed and obtained effectiveness of a registration statement under the Securities Act of 1933 or a proxy statement under the Securities Exchange Act of 1934, as applicable, and (B) filed with the appropriate banking regulators applications or notices, as applicable, with respect to a proposal to acquire control of the Company and containing a proposed agreement (in form and substance customary for such agreements in the banking industry in the United States) to merge or otherwise combine with the holding company of such other institution, and

            (2) provided to the Company an express, legally binding, written undertaking to cause such merger or combination to occur as promptly as practicable, subject to legally required approvals of the Board of Directors and stockholders of the Company as well as the satisfaction of other legally required conditions to consummation; or

            (c) he or she (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

For purposes of this Section 12, a "Competing Institution" means (1) (a) any "other depository institution or depository holding company" (other than the Company or an affiliate of the Company) described in Section 203 of the Depository Institution Management Interlocks Act, 12 U.S.C. Section 3202, or (b) one of the ten largest mortgage companies in the United States (based on assets or revenues as of the most recently completed calendar quarter) or (2) any affiliate


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of a depository institution, depository holding company or other company described in clause (1)(a) or (1)(b).

Should any person fail to qualify to continue to serve as a Director under the qualifications set forth in this Section 12, such person shall immediately cease to be a Director of the Company and shall be deemed to have resigned. The Board of Directors of the Company shall resolve all disputes and ambiguities regarding interpretation and application of this Section 12.


                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

            SECTION 1. Executive Committee. The standing committee of the Board of Directors shall be an Executive Committee. The Executive Committee shall consist of the Chairman, the Chief Executive Officer, the President, and the chairman of each other standing committee of the Board established pursuant to
Section 2 of Article IV of the Bylaws. The Executive Committee shall have and may exercise, between meetings of the Board of Directors, all the powers and authority of the Board in the management of the business and affairs of the Company, including without limitation, the power and authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger and to indemnify directors, and may authorize the seal of the Company to be affixed to all papers which may require it, except that the Executive Committee shall not have such power or authority to fill vacancies on the Board or on any committee of the Board, including the Executive Committee.

            SECTION 2. Other Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more other standing or other committees. The other standing committees of the Board shall be an Audit Committee, a Compensation Committee, a Community Reinvestment Act Committee, a Strategic Planning Committee, a Governance and Nominating Committee, and an Investment Committee. Each committee shall consist of one or more of the Directors of the Company as shall be designated by a majority of the whole Board and shall have such lawfully delegable powers and duties as the Board may confer. Each committee shall serve at the pleasure of the Board of Directors. Except as may otherwise be determined by the Board, the Chief Executive Officer will have the authority to recommend for the approval of the Board a chairman of each committee from among the members of such committee. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any committee, to the extent provided by resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company (including the power to take any action or exercise any authority granted to the Board under these Bylaws), and may authorize the seal of the Company to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of the committee shall constitute a quorum for the transaction of business, and


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the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and shall keep a written record of all actions taken by it.


                                    ARTICLE V

                                WAIVERS OF NOTICE

            Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI

                                    OFFICERS

            SECTION 1. Positions. The officers of the Company shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Board may also elect one or more Vice Chairmen and/or Vice Presidents and such other officers as the business of the Company may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers or duties as generally pertain to their respective offices. Any number of offices may be held by the same person.

            SECTION 2. Election and term of office. The officers of the Company shall be elected by the Board. Each officer shall hold office until a successor shall have been duly elected and qualified or until the officer's death, resignation or removal in the manner provided in these Bylaws.

            SECTION 3. Removal. Any officer may be removed by the Board whenever, in its judgment, the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

            SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board.

            SECTION 5. Remuneration. The remuneration of officers shall be fixed from time to time by the Board.

            SECTION 6.  Duties of officers.

            (a) Chief Executive Officer. The Chief Executive Officer of the Company shall be responsible for the active management, direction and supervision of the Company, its operations, securities and obligations, subject to the control of the Board, and shall have all the powers and perform all the duties incidental to such office. The Chief Executive Officer shall preside at all meetings of the stockholders. Unless otherwise determined by the Board, the Chief Executive Officer shall have the power to vote all shares of stock and other securities owned by the Company.

            (b) President. The President shall be the Chief Operating Officer of the Company if so designated by the Board. The President shall also perform such other duties as may, from time to time, be assigned to him or her by the Board, or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, he or she shall perform the duties of and exercise the powers of the Chief Executive Officer.

            (c) Secretary. The Secretary shall attend all meetings of the Board and the stockholders as he or she may be requested by the Board to attend, and record (or cause to be recorded) all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer, the President or such other officer under whose supervision he or she shall act. He or she shall keep in safe custody the seal of the Company and, when authorized by the Board, affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or any Assistant Secretary or Assistant Treasurer. He or she shall keep the minutes of such meetings, and shall have such powers and perform such duties as usually pertain to the office of Secretary. He or she shall also perform such other duties as may from time to time be assigned to him or her by the Board or the Chief Executive Officer.

            (d) Treasurer. The Treasurer, subject to the approval of the Board and the Chief Executive Officer, shall have the management of the cash and securities of the Company and shall perform all acts incident to the position of Treasurer and such other duties as may from time to time be assigned to him or her by the Board or the Chief Executive Officer.

            (e) Other Officers. All other officers shall have such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.


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
                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

            SECTION 1. Contracts. To the extent permitted by law, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board may authorize any officer, employee or agent of the Company to enter into any contract or loan, or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

            SECTION 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees or agents of the Company in such manner as shall from time to time be determined by the Board.

            SECTION 3.  Deposits.  All funds of the Company not
otherwise employed shall be deposited from time to time to the credit of the Company in any of its duly authorized depositories as the Board may select.


                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

            SECTION 1. Certificates for shares. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman, the President or by any other officer of the Company authorized by the Board, attested by the Secretary or an Assistant Secretary and may, but need not, bear the seal of the Company. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Company as the Board may prescribe.

            SECTION 2. Transfer of shares. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her authorized attorney by power of attorney duly executed and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares and only upon compliance with provisions, if any, restricting the transfer of such shares.

            SECTION 3. Registered stockholders. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner of such shares for all purposes.


                                   ARTICLE IX

                                   FISCAL YEAR

            The fiscal year of the Company shall end on December 31 of each year.


                                    ARTICLE X

                              DIVIDENDS AND RESERVE

            SECTION 1. Dividends. Subject to applicable law and the terms of the Certificate of Incorporation and any certificate of designation with respect to a series of preferred shares, the Board may, from time to time, declare, and the Company may pay, dividends on its outstanding shares of capital stock. Such dividends may be paid in cash, in property, or in shares of the capital stock of the Company.

            SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, believes proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE XI

                                 CORPORATE SEAL

            The Board of Directors shall adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                   ARTICLE XII

                                   AMENDMENTS

            These Bylaws may be amended or repealed from time to time by the affirmative vote of the holders of at least 66-2/3 percent of the total votes eligible to be cast at a meeting for the election of Directors at a meeting of stockholders held for such purpose, or by a resolution adopted by a majority of the Directors then in office.

Dated as of June 22, 2001


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